                                                                    EXHIBIT 4.3



--------------------------------------------------------------------------------

                             FLEMING COMPANIES, INC.

                                  $150,000,000

              5.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2009

                            ------------------------

                                    INDENTURE

                           Dated as of March 15, 2001

                            ------------------------

                                 BANK ONE, N.A.

                                     Trustee

                            ------------------------



--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*


Trust Indenture
Act Section                                                 Indenture Section
---------------                                             -----------------
310(a)(1).............................................             7.10
   (a)(2).............................................             7.10
   (a)(3).............................................             N.A.
   (a)(4).............................................             N.A.
   (a)(5).............................................             7.10
   (b)................................................             7.10
   (c)................................................             N.A.
311(a)................................................             7.11
   (b)................................................             7.11
   (c)................................................             N.A.
312(a)................................................             2.05
   (b)................................................            14.03
   (c)................................................            14.03
313(a)................................................             7.06
   (b)(2).............................................             7.07
   (c)................................................          7.06; 14.02
   (d)................................................             7.06
314(a)................................................          4.03; 14.02
   (c)(1).............................................            14.04
   (c)(2).............................................            14.04
   (c)(3).............................................             N.A.
   (e)................................................            14.05
   (f)................................................             N.A.
315(a)................................................             7.01
   (b)................................................          7.05; 14.02
   (c)................................................             7.01
   (d)................................................             7.01
   (e)................................................             6.11
316(a) (last sentence)................................             2.09
   (a)(1)(A)..........................................             6.05
   (a)(1)(B)..........................................             6.04
   (a)(2).............................................             N.A.
   (b)................................................             6.07
   (c)................................................             2.13
317(a)(1).............................................             6.08
   (a)(2).............................................             6.09
   (b)................................................             2.04
318(a)................................................            14.01
   (b)................................................             N.A.
   (c)................................................            14.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                                                         Page
                                                                                                                         ----
                                                         ARTICLE 1.
                                         DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.        Definitions...........................................................................................1
Section 1.02.        Other Definitions....................................................................................11
Section 1.03.        Incorporation by Reference of Trust Indenture Act....................................................12
Section 1.04.        Rules of Construction................................................................................13

                                                         ARTICLE 2.
                                                          THE NOTES

Section 2.01.        Form and Dating......................................................................................13
Section 2.02.        Execution and Authentication.........................................................................14
Section 2.03.        Registrar, Paying Agent and Conversion Agent.........................................................14
Section 2.04.        Paying Agent to Hold Money in Trust..................................................................15
Section 2.05.        Holder Lists.........................................................................................15
Section 2.06.        Transfer and Exchange................................................................................15
Section 2.07.        Replacement Notes....................................................................................29
Section 2.08.        Outstanding Notes....................................................................................29
Section 2.09.        Treasury Notes.......................................................................................29
Section 2.10.        Temporary Notes......................................................................................30
Section 2.11.        Cancellation.........................................................................................30
Section 2.12.        Defaulted Interest...................................................................................30
Section 2.13.        Record Date..........................................................................................30

                                                         ARTICLE 3.
                                                  REDEMPTION AND PREPAYMENT

Section 3.01.        Notices to Trustee...................................................................................30
Section 3.02.        Selection of Notes to Be Redeemed....................................................................30
Section 3.03.        Notice of Redemption.................................................................................31
Section 3.04.        Effect of Notice of Redemption.......................................................................32
Section 3.05.        Deposit of Redemption Price..........................................................................32
Section 3.06.        Notes Redeemed in Part...............................................................................32
Section 3.07.        Optional Redemption..................................................................................32
Section 3.08.        Mandatory Redemption.................................................................................33
Section 3.09.        Conversion Arrangement on Call for Redemption........................................................33

                                                         ARTICLE 4.
                                                          COVENANTS

Section 4.01.        Payment of Notes.....................................................................................34

                                                                                                                         Page
                                                                                                                         ----
Section 4.02.        Maintenance of Office or Agency......................................................................34
Section 4.03.        Reports..............................................................................................34
Section 4.04.        Compliance Certificate...............................................................................35
Section 4.05.        Taxes................................................................................................36
Section 4.06.        Stay, Extension and Usury Laws.......................................................................36
Section 4.07.        Corporate Existence..................................................................................36
Section 4.08.        Offer to Repurchase Upon Change of Control...........................................................36
Section 4.09.        Payments for Consent.................................................................................39
Section 4.10.        Additional Guarantees................................................................................39
Section 4.11.        Registration Rights..................................................................................40
Section 4.12.        Liquidated Damages...................................................................................40

                                                         ARTICLE 5.
                                                         SUCCESSORS

Section 5.01.        When Company May Merge, Etc..........................................................................40
Section 5.02.        Successor Corporation Substituted....................................................................40

                                                         ARTICLE 6.
                                                    DEFAULTS AND REMEDIES

Section 6.01.        Events of Default....................................................................................41
Section 6.02.        Acceleration.........................................................................................43
Section 6.03.        Other Remedies.......................................................................................44
Section 6.04.        Waiver of Past Defaults..............................................................................44
Section 6.05.        Control by Majority..................................................................................44
Section 6.06.        Limitation on Suits..................................................................................44
Section 6.07.        Rights of Holders of Notes to Receive Payment........................................................45
Section 6.08.        Collection Suit by Trustee...........................................................................45
Section 6.09.        Trustee May File Proofs of Claim.....................................................................45
Section 6.10.        Priorities...........................................................................................46
Section 6.11.        Undertaking for Costs................................................................................46

                                                         ARTICLE 7.
                                                           TRUSTEE

Section 7.01.        Duties of Trustee....................................................................................46
Section 7.02.        Rights of Trustee....................................................................................47
Section 7.03.        Individual Rights of Trustee.........................................................................48
Section 7.04.        Trustee's Disclaimer.................................................................................48
Section 7.05.        Notice of Defaults...................................................................................48
Section 7.06.        Reports by Trustee to Holders of the Notes...........................................................48
Section 7.07.        Compensation and Indemnity...........................................................................49

                                                                                                                         Page
                                                                                                                         ----
Section 7.08.        Replacement of Trustee...............................................................................49
Section 7.09.        Successor Trustee by Merger, etc.....................................................................50
Section 7.10.        Eligibility; Disqualification........................................................................50
Section 7.11.        Preferential Collection of Claims Against Company....................................................50

                                                         ARTICLE 8.
                                          LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.        Option to Effect Legal Defeasance or Covenant Defeasance.............................................51
Section 8.02.        Legal Defeasance and Discharge.......................................................................51
Section 8.03.        Covenant Defeasance..................................................................................51
Section 8.04.        Conditions to Legal or Covenant Defeasance...........................................................52
Section 8.05.        Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions........53
Section 8.06.        Repayment to Company.................................................................................53
Section 8.07.        Reinstatement........................................................................................54

                                                         ARTICLE 9.
                                              AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.        Without Consent of Holders of Notes..................................................................54
Section 9.02.        With Consent of Holders of Notes.....................................................................55
Section 9.03.        Compliance with Trust Indenture Act..................................................................56
Section 9.04.        Revocation and Effect of Consents....................................................................56
Section 9.05.        Notation on or Exchange of Notes.....................................................................56
Section 9.06.        Trustee to Sign Amendments, etc......................................................................57

                                                         ARTICLE 10.
                                                   SUBORDINATION OF NOTES

Section 10.01.       Notes Subordinate to Senior Indebtedness.............................................................57
Section 10.02.       Payment Over of Proceeds Upon Dissolution, etc.......................................................57
Section 10.03.       Suspension of Payment when Senior Indebtedness in Default............................................58
Section 10.04.       Payment Permitted if No Default......................................................................59
Section 10.05.       Subrogation to Rights of Holders of Senior Indebtedness..............................................59
Section 10.06.       Provisions Solely to Define Relative Rights..........................................................59
Section 10.07.       Trustee to Effectuate Subordination..................................................................59
Section 10.08.       No Waiver of Subordination Provisions................................................................59
Section 10.09.       Notice to Trustee....................................................................................60
Section 10.10.       Reliance on Judicial Order or Certificate of Liquidating Agent.......................................61
Section 10.11.       Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights...............61
Section 10.12.       Article Applicable to Paying Agents..................................................................61
Section 10.13.       No Suspension of Remedies............................................................................61
Section 10.14.       Trustee not Fiduciary for Holders of Senior Indebtedness.............................................61

                                                                                                                         Page
                                                                                                                         ----
                                                         ARTICLE 11.
                                                       NOTE GUARANTEES
Section 11.01.       Guarantee............................................................................................61
Section 11.02.       Limitation on Guarantor Liability....................................................................62
Section 11.03.       Execution and Delivery of Note Guarantee.............................................................63
Section 11.04.       Guarantors May Consolidate, etc., on Certain Terms...................................................63
Section 11.05.       Releases of Note Guarantees..........................................................................64
Section 11.06.       Subordination of Note Guarantees.....................................................................64

                                                         ARTICLE 12.
                                                         CONVERSION

Section 12.01.       Conversion Privilege.................................................................................65
Section 12.02.       Conversion Procedure.................................................................................65
Section 12.03.       Adjustments Below Par Value..........................................................................66
Section 12.04.       Taxes on Conversion..................................................................................66
Section 12.05.       Company To Provide Stock.............................................................................67
Section 12.06.       Adjustment of Conversion Price.......................................................................67
Section 12.07.       No Adjustment........................................................................................71
Section 12.08.       Equivalent Adjustments...............................................................................71
Section 12.09.       Adjustment for Tax Purposes..........................................................................71
Section 12.10.       Notice of Adjustment.................................................................................71
Section 12.11.       Notice of Certain Transactions.......................................................................71
Section 12.12.       Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege....................72
Section 12.13.       Trustee's Disclaimer.................................................................................73
Section 12.14.       Voluntary Reduction..................................................................................73

                                                         ARTICLE 13.
                                                 SATISFACTION AND DISCHARGE

Section 13.01.       Satisfaction and Discharge...........................................................................73
Section 13.02.       Application of Trust Money...........................................................................74

                                                         ARTICLE 14.
                                                        MISCELLANEOUS

Section 14.01.       Trust Indenture Act Controls.........................................................................75
Section 14.02.       Notices..............................................................................................75
Section 14.03.       Communication by Holders of Notes with Other Holders of Notes........................................76
Section 14.04.       Certificate and Opinion as to Conditions Precedent...................................................76
Section 14.05.       Statements Required in Certificate or Opinion........................................................76
Section 14.06.       Rules by Trustee and Agents..........................................................................77
Section 14.07.       No Personal Liability of Directors, Officers, Employees and Stockholders.............................77

                                                                                                                         Page
                                                                                                                         ----
Section 14.08.       Governing Law........................................................................................77
Section 14.09.       No Adverse Interpretation of Other Agreements........................................................77
Section 14.10.       Successors...........................................................................................77
Section 14.11.       Severability.........................................................................................77
Section 14.12.       Counterpart Originals................................................................................77
Section 14.13.       Table of Contents, Headings, etc.....................................................................77

EXHIBITS
--------
Exhibit A     FORM OF NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E     FORM OF NOTE GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE
Exhibit G     CONVERSION NOTICE

        INDENTURE dated as of March 15, 2001 among Fleming Companies, Inc., an Oklahoma corporation (the "Company"), the Guarantors and Bank One, N.A., a national banking association, as trustee (the "Trustee").

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.01. Definitions.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent" means any Registrar, Paying Agent, co-registrar or Conversion Agent.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        "Banks" means the banks and other financial institutions from time to time that are lenders under the Credit Agreement.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

        "Capital Stock" of any Person means any and all shares, interest, partnership interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the Issue Date, including, without limitation, all common stock and preferred stock.

        "Change of Control" means the occurrence of any of the following events:

                (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company;

                (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

                (c) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of Article 5; or

                (d) a "Change of Control" has occurred under the Senior Note Indenture or either Subordinated Note Indenture.

        "Clearstream" means Clearstream Banking, S.A.

        "Closing Price" with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 12.12, however, shares issuable on conversion of Notes shall include only shares of Common Stock, $2.50 par value per share (which is the class designated as Common Stock of the Company at the date of this Indenture), or shares of any class or classes resulting from any reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" means Fleming Companies, Inc. and any and all successors thereto that become a party to this Indenture in accordance with its terms.

        "Consolidated Total Assets" means, with respect to the Company, the total of all assets appearing on the consolidated balance sheet of the Company and its majority-owned or Wholly Owned Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

        "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 14.02 or such other address as to which the Trustee may give notice to the Company.

        "Credit Agreement" means the credit agreement dated as of July 25, 1997 among the Company, the Banks, the agents listed therein and The Chase Manhattan Bank, as administrative agent, as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

        "Custodian" means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Designated Senior Indebtedness" means any Senior Indebtedness outstanding under the Credit Agreement, the Senior Note Indenture and/or the Medium-Term Notes Indenture; and any other Senior Indebtedness, the principal amount of which is $50 million or more and that the Company has designated "Designated Senior Indebtedness."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Euroclear" means the Euroclear System.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect on the Issue Date.

        "Global Note Legend" means the legend set forth in Section 2.06(f)(ii) which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A, issued in accordance with Section 2.01 or 2.06.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

        "Guaranteed Debt" means, with respect to any Person, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained herein guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

                (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

                (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

                (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

                (d) to maintain working capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

                (e) otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

        "Guarantor" means each Wholly Owned Subsidiary of the Company and each such subsidiary's Wholly Owned Subsidiaries as of the Issue Date and any Subsidiary that is required pursuant to Section 4.10, on or after the Issue Date, to execute a Note Guarantee pursuant to this Indenture until a successor replaces any such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

        "Holder" or "Noteholder" means a Person in whose name a Note is registered.

        "IAI Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee sold to an Institutional Accredited Investor.

        "Indebtedness" means, with respect to any Person, without duplication:

                (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities;

                (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

                (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

                (d) all capital lease obligations of such Person;

                (e) all obligations under interest rate agreements or currency agreements of such Person;

                (f) indebtedness referred to in clauses (a) through (e) above of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness;

                (g) all Guaranteed Debt of such Person; and

                (h) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.

For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value is to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock.

        "Indenture" means this Indenture as amended or supplemented from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Purchaser" has the meaning assigned to such term in the Purchase Agreement.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not also a QIB.

        "Interest Payment Date" means March 15 and September 15 of each year commencing September 15, 2001.

        "Issue Date" means March 15, 2001, the date of original issuance of the Notes.

        "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

        "Liquidated Damages" has the meaning given such term in the Registration Rights Agreement.

        "Market Capitalization" means an amount determined by multiplying the number of shares of Common Stock outstanding on the applicable date by the current market price of the Common Stock (determined as provided in Section 12.06(e)) as of such date.

        "Medium-Term Notes" means the Medium-Term Notes, due 1997 to 2003, of the Company.

        "Medium-Term Notes Indenture" means the Indenture dated as of December 1, 1989 between the Company and First Trust of New York National Association, as trustee.

        "Note Guarantee" means any guarantee by a Guarantor of the Company's obligations under this Indenture.

        "Notes" means the $150,000,000 aggregate principal amount of the Company's 5.25% Convertible Senior Subordinated Notes due 2009, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

        "Obligations" means any principal, premium, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, the President, Chief Executive Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers' Certificate with respect to compliance with a covenant or condition provided for in this Indenture shall include (i) a statement that the Officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto and (ii) a statement at to whether, in the opinion of the signers, such conditions has been complied with.

        "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee sold in reliance on Rule 144A.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections
14.05. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than the Notes are subordinated to Senior Indebtedness.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "PORTAL Market" means the Private Offerings, Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

        "Private Placement Legend" means with respect to Notes, the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture and, with respect to Common Stock, the legend set forth in Section 2.06(f)(iii) to be place on all Common Stock to be issued upon conversion of Notes, except, in each case, where otherwise permitted by the provisions of this Indenture.

        "Purchase Agreement" means the Purchase Agreement dated March 9, 2001 among the Company, the Guarantors and the Initial Purchasers.

        "Purchase Option" means the option to purchase up to $20,000,000 in aggregate principal amount of Notes granted by the Company to the Initial Purchasers pursuant to Section 3 of the Purchase Agreement.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

        "Registrable Securities" has the meaning given such term in the Registration Rights Agreement.

        "Registration Default" has the meaning given such term in the Registration Rights Agreement.

        "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and among the Company, the Guarantors and the Initial Purchasers as the same may be amended or supplemented from time to time.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a permanent global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee and sold in reliance on Rule 903 of Regulation S.

        "Responsible Officer" means, when used with respect to the Trustee, any director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Period" means applicable distribution compliance period under Rule 903.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Indebtedness" of the Company or any Guarantor means (i) all indebtedness of the Company or such Guarantor under the Credit Agreement or any related loan documentation, including, without limitation, obligations to pay principal and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), premium, if any, reimbursement obligations under letters of credit, fees, expenses and indemnities, and all obligations under interest rate agreements or currency agreements with respect thereto, whether outstanding on the date of the Indenture or thereafter incurred; (ii) the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other obligations with respect to, any other Indebtedness of the Company or such Guarantor, whether outstanding on the date of the Indenture or thereafter incurred, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and (iii) all Obligations of the Company or such Guarantor with respect to the foregoing.

        Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include any liability for federal, state, local or other taxes owed or owing by the Company or any Guarantor, any indebtedness of the Company or any Guarantor to any Subsidiary or other affiliates or any trade payables.

        "Senior Note Indenture" means the indenture dated as of March 15, 2001 among the Company, as issuer, each of the subsidiary guarantors named therein, as guarantors, and Bankers Trust Company, as trustee.

        "Senior Note Guarantees" means any guarantee by a subsidiary guarantor of the Company's obligations under the Senior Note Indenture.

        "Senior Notes" means the $355 million aggregate principal amount of 10 1/8% Senior Notes due 2008 of the Company.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" of the Company means any Subsidiary of the Company that is a "significant subsidiary" as defined in Regulation S-X under the Exchange Act.

        "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of or premiums on such Indebtedness or such installment of interest is due and payable.

        "Subordinated Note Indentures" means:

                (a) the indenture dated as of December 15, 1994 among the Company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Manufacturers and Traders Trust Company, as trustee, in respect of the Subordinated Notes due 2004; and

                (b) the indenture dated as of December 15, 1994 among the Company, as issuer, each of the subsidiary guarantors named therein as guarantors, and Manufacturers and Traders Trust Company, as trustee, in respect of the Subordinated Notes due 2007.

        "Subordinated Notes" means:

                (a) the 10 1/2% Senior Subordinated Notes due 2004 of the Company; and

                (b) the 10 5/8% Senior Subordinated Notes due 2007 of the
        Company.

        "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

        "Temporary Cash Investments" means:

                (a) any evidence of Indebtedness issued by the United States, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States;

                (b) any certificate of deposit issued by, or time deposit of, a financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time of which any investment therein is made, of "A" (or higher) according to Moody's or "A" (or higher) according to S&P;

                (c) commercial paper issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

                (d) any money market deposit accounts issued or offered by a financial institution that is a member of the Federal Reserve System having capital and surplus in excess of $500 million;

                (e) short term tax-exempt bonds with a rating, at the time as of which any investment is made therein, of "Aa3" (or higher) according to Moody's or "AA--" (or higher) according to S&P;

                (f) shares in a mutual fund, the investment objectives and policies of which require it to invest substantially in the investments of the type described in clause (a) through (e); and

                (g) repurchase and reverse repurchase obligations with the term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b); provided that in the case of clauses (a), (b), (c) and (e), such investment matures within one year from the date of acquisition thereof.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

        "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "Voting Stock" means stock or securities of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock (other than directors qualifying shares) of which is owned by the Company or another Wholly Owned Subsidiary.

        Section 1.02. Other Definitions.


                                                                                                                 Defined
         Term                                                                                                   in Section
         ----                                                                                                   ----------
         "Affiliate Transaction".......................................................................            4.11
         "Aggregate Market Premium"....................................................................           12.06
         "Authentication Order"........................................................................            2.02
         "Bankruptcy Law"..............................................................................            4.01

                                                                                                                 Defined
         Term                                                                                                   in Section
         ----                                                                                                   ----------
         "Change of Control Date"......................................................................            4.08
         "Change of Control Purchase Date".............................................................            4.08
         "Change of Control Purchase Offer"............................................................            4.08
         "Change of Control Purchase Price"............................................................            4.08
         "Conversion Agent"............................................................................            2.03
         "Conversion Price"............................................................................           12.01
         "Conversion Shares"...........................................................................           12.01
         "Covenant Defeasance".........................................................................            8.03
         "DTC".........................................................................................            2.03
         "Event of Default"............................................................................            6.01
         "incur".......................................................................................            4.09
         "Legal Defeasance"............................................................................            8.02
         "Non-Payment Default".........................................................................           10.03
         "Offer Amount"................................................................................            3.09
         "Offer Payment Date"..........................................................................            4.08
         "Offer Period"................................................................................            3.09
         "Paying Agent"................................................................................            2.03
         "Payment Blockage Notice".....................................................................           10.03
         "Payment Default".............................................................................           10.03
         "Purchase Date"...............................................................................            3.09
         "Registrar"...................................................................................            2.03
         "Stockholder Rights Plan".....................................................................           12.06
         "Surviving Entity"............................................................................            5.01
         "Trading Days"................................................................................          12.06(e)
         "Trigger Event"...............................................................................           12.06

        Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes;

        "indenture security Holder" means a Holder of a Note;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and

        "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

        Section 1.04. Rules of Construction. Unless the context otherwise requires:

                (a) a term has the meaning assigned to it;

                (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                (c) "or" is not exclusive;

                (d) words in the singular include the plural, and in the plural include the singular;

                (e) provisions apply to successive events and transactions; and

                (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

        Section 2.01. Form and Dating.

        (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the

Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

        (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Cedel Bank (as adopted by Clearstream) and any alternative or additional procedures from time to time adopted by Euroclear or Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

        Section 2.02. Execution and Authentication. One or more Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of up to $130,000,000, upon a written order or orders of the Company signed by one or more Officers (a "Authentication Order"). The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Upon the exercise of the Purchase Option by the Initial Purchasers, additional Notes in the aggregate principal amount of up to $20,000,000 shall be executed by the Company in the aforementioned manner and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Authentication Order. The aggregate principal amount of Notes outstanding under this Indenture at any time may not exceed the amount specified in paragraph 4 of the Notes, except as provided in Section 2.08.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

        Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Notes may be presented for payment ("Paying Agent"), and an office or agency where Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company shall notify the

Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar, Paying Agent, Conversion Agent and to act as Custodian with respect to the Global Notes.

        Section 2.04. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

        Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

        Section 2.06. Transfer and Exchange.

        (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note
authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

        (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes, which may be represented by a single note, shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
        Section 2.06(b)(i).

                (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(i) hereof.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of
                a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transferee will take delivery in the form of
                a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transferee will take delivery in the form of
                a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
        Note if the exchange or transfer complies with the requirements of
        Section 2.06(b)(ii) above and:

                        (A) such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement; or

                        (B) the Registrar receives the following:

                                (1) if the holder of such beneficial interest in
                        a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                (2) if the holder of such beneficial interest in
                        a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a
                Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to
                a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to
                a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred
                pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to
                an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to
                the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred
                pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

        the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive
        Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement; or

                        (B) the Registrar receives the following:

                                (1) if the holder of such beneficial interest in
                        a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                (2) if the holder of such beneficial interest in
                        a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

        (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note
                proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being
                transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being
                transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Note is being
                transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being
                transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F) if such Restricted Definitive Note is being
                transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such Restricted Definitive Note is being
                transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                                (ii) Restricted Definitive Notes to Beneficial
                        Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement; or

                        (B) the Registrar receives the following:

                                (1) if the Holder of such Definitive Notes
                        proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                (2) if the Holder of such Definitive Notes
                        proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(A),
        (ii)(B) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A
                under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or
                Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
                (2) thereof; and

                        (C) if the transfer will be made pursuant to any other
                exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) any such transfer is effected pursuant to the Shelf
                Registration Statement in accordance with the Registration Rights Agreement; or

                        (B) the Registrar receives the following:

                                (1) if the Holder of such Restricted Definitive
                        Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                (2) if the Holder of such Restricted Definitive
                        Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i) Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each
                Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES
        ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

        SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

                (B) Notwithstanding the foregoing, any Global Note or Definitive
        Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii),
        (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

        (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
        SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                (iii) Private Placement Legend for Common Stock. Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

                        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED (THE `SECURITIES ACT'). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY

        NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD UNDER RULE 144(k) (OR ANY SUCCESSOR THERETO) UNDER THE SECURITIES ACT WHICH IS APPLICABLE TO THIS SECURITY OR (Y) BY ANY HOLDER THAT WAS AN `AFFILIATE' (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT), (3) TO AN INSTITUTION THAT IS AN `ACCREDITED INVESTOR' AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (`INSTITUTIONAL ACCREDITED INVESTOR') (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE COMPANY AND THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITY EVIDENCED HEREBY (THE FORM OF WHICH LETTER MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT), (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. PRIOR TO A TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (5) ABOVE), THE HOLDER OF THIS SECURITY MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AND, IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (4) ABOVE, A LEGAL OPINION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING

        RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) AN INSTITUTION THAT IS AN `ACCREDITED INVESTOR' AS DEFINED IN RULE 501 (a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT."

        Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(f).

        (g) Any Note or Common Stock issued upon the conversion or exchange of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule
144).

        (h) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in the Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.

At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (j) General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.08 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange any Note or portion thereof surrendered for conversion pursuant to Article 12.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

        Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

        Section 2.08. Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

        Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

        Section 2.10. Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

        Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, cancellation or conversion and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

        Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

        Section 2.13. Record Date . The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.04 and 6.05.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

        Section 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

        Section 3.02. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        Section 3.03. Notice of Redemption. Subject to the provisions of Section
3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

        The notice shall identify the Notes to be redeemed and shall state:

                (a) the redemption date;

                (b) the redemption price;

                (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                (d) the name and address of the Paying Agent and the Conversion Agent;

                (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                (g) that the Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the redemption date;

                (h) that Holders who wish to convert Notes must satisfy the requirements in paragraph 9 of the Notes;

                (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                (j) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

        Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

        Section 3.05. Deposit of Redemption Price. One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than any Notes called for redemption on that date which have been converted prior to the date of such deposit. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

        If any Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any predecessor security to receive interest) be paid to the Company as soon as practicable upon written request by the Company or, if then held by the Company, shall be released from such trust.

        Section 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

        Section 3.07. Optional Redemption. The Company may, at its option, redeem all or from time to time any part of the Notes on any date on or after March 22, 2004 and prior to maturity if the trading price of the Common Stock for 20 Trading Days in a period of 30 consecutive Trading Days ending on the Trading Day prior to the date of mailing of the notice of redemption exceeds 120% of the Conversion Price of the Notes, upon notice as set forth in Section 3.01, and at the redemption prices set forth below, together with accrued interest to the date of redemption:

         REDEMPTION PERIOD                                                                        REDEMPTION PRICE
         -----------------                                                                        ----------------
         March 22, 2004 through March 14, 2005............................................            103.0%
         March 15, 2005 through March 14, 2006............................................            102.0%
         March 15, 2006 through March 14, 2007............................................            101.0%

and 100% of the principal amount on and after March 15, 2007.

        Other than as specifically provided in this Section 3.07, any purchase pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

        Section 3.08. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes prior to Maturity.

        Section 3.09. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the redemption date, an amount not less than the applicable redemption price of such Notes, together with interest accrued to the redemption date. Notwithstanding anything to the contrary contained in this
Article 3, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to, but excluding, the redemption date shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which shall be filed with the Trustee prior to the redemption date, any Notes not duly surrendered for conversion by the Holders thereof, may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 12) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the redemption date (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture. Nothing in the preceding sentence shall be deemed to limit the rights and protections afforded to the Trustee in Article 7, including, but not limited to, the right to the indemnification pursuant to Section 7.07.

                                   ARTICLE 4.
                                    COVENANTS

        Section 4.01. Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

        Section 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

        Section 4.03. Reports. (a) Whether or not required by the rules and regulations of the Commission, including the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes:

                (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries and, with respect to the annual information only, a report on the consolidated financial statements required by Form 10-K by the Company's independent certified public accountants; and

                (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors or prospective investors who request it in writing.

        (b) The Company will furnish to the Holders or beneficial holders of Notes and prospective purchasers of Notes designated by the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges all of the Notes for the Exchange Notes or has registered all of the Notes for resale under the Securities Act.

        Section 4.04. Compliance Certificate. (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

        Section 4.05. Taxes. The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

        Section 4.06. Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.07. Corporate Existence. Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

        Section 4.08. Offer to Repurchase Upon Change of Control. (a) If a Change of Control shall occur at any time (the date of such occurrence, the "Change of Control Date"), then each Holder of Notes shall have the right, to the extent not inconsistent with the Company's bylaws as in effect on the Issue Date, to require the Company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000 at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, at the date of purchase (the "Change of Control Purchase Date:), pursuant to and in accordance with the offer described in this Section 4.08 (the "Change of Control Purchase Offer").

        (b) The notice to the Holders and the Trustee shall contain all instructions and materials necessary to enable the Holders to tender Notes pursuant to the Change of Control Purchase Offer. The notice will govern the terms of the Change of Control Purchase Offer.

        (c) Within 30 days following the Change of Control Date the Company shall send, by first class mail, a notice to the Holders and the Trustee stating:

                (i) that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes validly tendered will be accepted for payment;

                (ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Offer Payment Date") other than as may be required by law;

                (iii) that any Note not tendered will continue to accrue interest;

                (iv) briefly, the conversion rights of the Notes including, without limitation, the current Conversion Price and any adjustments thereto;

                (v) the name and address of the Paying Agent and the Conversion Agent;

                (vi) whether the holders of Senior Indebtedness will permit the payment of the Change of Control Purchase Price;

                (vii) that the Holder must satisfy the requirements set forth in the Notes in order to convert the Notes;

                (viii) that any Note accepted for payment pursuant to the Change of Control Purchase Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the Change of Control Purchase Price of the Notes and the only remaining right of the Holder is to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

                (ix) that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Purchase Offer may only elect to have such Note purchased in integral multiples of $1,000;

                (x) that if a Holder elects to have a Note purchased pursuant to the Change of Control Purchase Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Offer Payment Date;

                (xi) that a Holder will be entitled to withdraw its election if the Company or the Trustee receives, not later than the third Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased;

                (xii) that Notes as to which an election to be purchased has been made by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such election unless such election has first been validly withdrawn in accordance with the terms of this Indenture;

                (xiii) that if Notes are purchased only in part a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered; and

                (xiv) that Holders whose Notes were purchased only in part shall be issued a new Note or Notes in principal amount equal to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) in the name of the Holder upon cancellation of the original Note.

        (d) On or before the Offer Payment Date, the Company shall, to the extent lawful, accept for payment, all Notes or portions thereof validly tendered pursuant to the Change of Control Purchase Offer, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Offer Payment Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Purchase Offer on the Offer Payment Date.

        (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.08 by virtue thereof.

        (f) The Company is not required to make a Change of Control Purchase Offer upon a Change of Control if a third party (i) makes the Change of Control Purchase Offer in the manner and at the time and otherwise in compliance with the terms of this Section 4.08, and (ii) purchases all Notes validly tendered and not withdrawn under the Change of Control Purchase Offer.

        (g) Whenever in this Indenture there is a reference to the principal of any Note as of any time, such reference shall be deemed to include reference to the Change of Control Purchase Price payable in respect of such Note to the extent that such Change of Control Purchase Price is, was or would be so payable at such time, and express mention of the Change of Control Purchase Price in any provision of this Indenture shall not be construed as excluding the Change of Control Purchase Price in those provisions of this Indenture when such express mention is not made.

        (h) Any rights of Holders, contractual or otherwise, arising under or pursuant to any offer to repurchase Notes made by the Company under this Section
4.08 shall be subordinated in right of payment to all Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness under the provisions of Article 10.

        Section 4.09. Payments for Consent. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

        Section 4.10. Additional Guarantees. If any of the Company's Subsidiaries guarantee any Indebtedness of the Company or the Indebtedness of any Guarantor (other than Indebtedness in an aggregate principal amount among all such Subsidiaries not exceeding $10 million), the Company will cause any such Subsidiary, to the extent such Subsidiary is not already a Guarantor, to:

                (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall guarantee all of the Company's Obligations with respect to the Notes on a senior subordinated basis; and

                (b) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that a supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture.

        Upon the occurrence of the sale or disposition (whether by merger, liquidation, dissolution, stock purchase, asset sale or otherwise) of a Guarantor or the sale of all or substantially all of its assets, in any such case, to an entity which is not a Guarantor, such Guarantor will be deemed released from its obligations under its Note Guarantee; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure any of the Company's Indebtedness or the Indebtedness of any of the Guarantors shall also terminate upon such release, sale or transfer (other than Indebtedness in an aggregate principal amount among all such Subsidiaries not exceeding $10 million).

        Section 4.11. Registration Rights. (a) The Company agrees that the Holders (and any Person that has a beneficial interest in a Note) from time to time of Registrable Securities are entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of Registrable Securities, at the Company's expense to file a registration statement with the Commission with respect to resales of the Restricted Securities.

        (b) Any amounts of Liquidated Damages due pursuant to the Registration Rights Agreement shall be payable in cash on the regular Interest Payment Dates.

        Whenever in this Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Liquidated Damages provided for in this Section 4.11.

        Section 4.12. Liquidated Damages. If Liquidated Damages are payable pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating the amount of such Liquidated Damages that is payable.

                                   ARTICLE 5.
                                   SUCCESSORS

        Section 5.01. When Company May Merge, Etc. The Company shall not consolidate with or merge with or into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                (a) the Person (if other than the Company) formed by such consolidation or with which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture and this Indenture shall remain in full force and effect;

                (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        The foregoing shall not prohibit a merger of any Subsidiary of the Company with and into the Company or a merger effected solely for the purpose of reincorporating the Company in another jurisdiction.

        Section 5.02. Successor Corporation Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES


        Section 6.01. Events of Default. An "Event of Default" occurs if:

        (a) there shall be a default in the payment of any interest on the Notes when such interest becomes due and payable, and continuance of such default for a period of 30 days (whether or not any such payment is prohibited by Article
10);

        (b) there shall be a default in the payment of the principal of (or premium, if any, on) any Notes at Maturity (whether or not any such payment is prohibited by Article 10);

        (c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in the immediately preceding clauses (a) or (b) or in clauses (ii) or (iii) of this clause (c)), and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:

                (A) to the Company by the Trustee; or

                (B) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

        (ii) there shall be a default in the performance or breach of the provisions described in Article 5; or

        (iii) the Company shall have failed to comply with the provisions of
Section 4.08 for any reason, including the inconsistency of such covenant with the Company's bylaws as in effect on the Issue Date;

        (d) (i) any default in the payment of the principal of any Indebtedness shall have occurred under any agreements, indentures or instruments under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $50 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived; or

        (ii) an event of default as defined in any of the agreements, indentures or instruments described in clause (i) of this clause (d) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

        (e) any Person entitled to take the actions described below in this clause (e), after the occurrence of any event of default on Indebtedness in excess of $50 million in the aggregate of the Company or any Subsidiary, shall notify the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of such Indebtedness or in accordance with applicable law;

        (f) any Note Guarantee of any Significant Subsidiary individually or any other Subsidiaries if such Subsidiaries in the aggregate represent 15% or more of Consolidated Total Assets with respect to the Notes shall for any reason cease to be, or be asserted in writing by the Company, any Guarantor or any other Subsidiary of the Company, as applicable, not to be, in full force and effect, enforceable in accordance with its terms, except pursuant to the release of any such Note Guarantee in accordance with this Indenture;

        (g) one or more judgments, orders or decrees for the payment of money in excess of $50 million (net of amounts covered by insurance, bond or similar instrument), either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and either:

                (i) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree; or

                (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

        (h) there shall have been the entry by a court of competent jurisdiction of:

                (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law; or

                (ii) a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

        (i) (i) the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

                (ii) the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

                (iii) the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

                (iv) the Company or any Significant Subsidiary:

                        (A) consents to the filing of such petition or the
                appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property;

                        (B) makes an assignment for the benefit of creditors; or

                        (C) admits in writing its inability to pay its debts
                generally as they become due; or

                (v) the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (i).

        Section 6.02. Acceleration. (a) If an Event of Default (other than as specified in clause (h) or (i) of Section 6.01 hereof), shall occur and be continuing with respect to the Notes, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount then outstanding of such Notes, by notice to the Trustee and to the Company, may declare such Notes due and payable immediately. Upon such declaration, all amounts payable in respect of such Notes shall be immediately due and payable. If an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs and is continuing, then all of the outstanding Notes under this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee thereunder or any Holder.

        (b) After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount outstanding of Notes, by written notice to the Company and the Trustee, may annul such declaration if:

                (i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                        (A) all sums paid or advanced by the Trustee under the
                Notes and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel;

                        (B) all overdue interest on all of the Notes; and

                        (C) to the extent that payment of such interest is
                lawful, interest upon overdue interest at the rate borne by the Notes; and

                (ii) all Events of Default, other than the non-payment of principal of such Notes which have become due solely by such declaration of acceleration, have been cured or waived.

        (c) The Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of the Holders of all of such Notes, waive any past defaults under this Indenture except a default in the payment of the principal of, premium, if any, or interest on any such Note, or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each such outstanding Note.

        Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.04. Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.05. Control by Majority. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

        Section 6.06. Limitation on Suits. A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                (a) a Holder gives to the Trustee written notice of a continuing Event of Default;

                (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

        Section 6.07. Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note so held, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

        Section 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        Section 6.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

                Third: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

        Section 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b) Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

        (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

        Section 7.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

        Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

        Section 7.06. Reports by Trustee to Holders of the Notes. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

        Section 7.07. Compensation and Indemnity. The Company agrees to pay to the Trustee for its acceptance and services hereunder such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

        To secure the Company's payment obligations under this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

        Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                (a) the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a custodian or public officer takes charge of the Trustee or its property; or

                (d) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

        Section 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

        Section 7.10. Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

        Section 7.11. Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.



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


                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

        Section 8.02. Legal Defeasance and Discharge. Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under
Section 8.03 hereof.

        Section 8.03. Covenant Defeasance. Upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.08, 4.09, 4.10, 4.11 and 4.12 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e) and (g) hereof shall not constitute Events of Default.

        Section 8.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

                (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, if in the case of an optional redemption date prior to electing to exercise either Legal Defeasance or Covenant Defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on such redemption date;

                (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, that the foregoing opinion of independent counsel required by this clause (b) with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable at Stated Maturity or pursuant to optional redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

                (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes or any Guarantor over any other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, any Guarantor or others; and

                (g) the Company shall have delivered to the Trustee an Officers' Certificate, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

        Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        Section 8.06. Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

        Section 8.07. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

        Section 9.01. Without Consent of Holders of Notes. Notwithstanding
Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

                (a) to cure any ambiguity, defect or inconsistency;

                (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders by a successor to the Company or a Guarantor pursuant to Article 5 or Article 11 hereof, as the case may be;

                (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Note;

                (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                (f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

                (g) to make provisions with respect to the conversion right of Holders pursuant to Section 12.06.

        Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

        Section 9.02. With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.14 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

        Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                (a) change the Stated Maturity or the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

                (b) amend, change or modify the obligation of the Company to make a Change of Control Purchase Offer in a manner adverse to the Holders;

                (c) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to a modification, amendment, supplement or waiver;

                (d) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of each Holder;

                (e) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

                (f) except as otherwise permitted under Article 5 consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture;

                (g) adversely affect the conversion rights provided in Section 12; or

                (h) modify the provisions of Article 10 or Section 11.06 with respect to the subordination of the Notes or any Note Guarantee, respectively, in a manner adverse to the Holders.

        Section 9.03. Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

        Section 9.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        Section 9.05. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The

Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        Section 9.06. Trustee to Sign Amendments, etc. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                             SUBORDINATION OF NOTES

        Section 10.01. Notes Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the indebtedness represented by the Notes and the payment (by set-off or otherwise) of principal of, premium, if any, and interest on the Notes (including with respect to any repurchases of the Notes) will be subordinated in right of payment to the prior payment in full in cash, or at the option of the holders of Senior Indebtedness, in Temporary Cash Investments, of all Obligations in respect of Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred; provided, however, that the Notes, the indebtedness represented thereby and the payment of the principal of (and premium, if any), and interest on the Notes, in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Indebtedness.

        Section 10.02. Payment Over of Proceeds Upon Dissolution, etc. Upon any distribution to creditors of the Company or any Guarantor upon any total or partial liquidation, dissolution or winding up of the Company or such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's or such Guarantor's assets and liabilities,

                (a) the holders of Senior Indebtedness of the Company or such Guarantor will be entitled to receive payment in full in cash, or at the option of the holders of such Senior Indebtedness, in Temporary Cash Investments, of all Obligations due or to become due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders will be entitled to receive any payment of any kind or character with respect to the Notes; and

                (b) until all Obligations with respect to such Senior Indebtedness are paid in full in cash, or at the option of the holders of such Senior Indebtedness, in Temporary Cash

        Investments, any distribution of any kind or character to which the Holders would be entitled shall be made to the holders of such Senior Indebtedness (except that Holders may receive Permitted Junior Securities and payments made from the trust described under Article 8).

        The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 10.02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article 5.

        Section 10.03. Suspension of Payment when Senior Indebtedness in Default. Unless Section 10.02 shall be applicable, neither the Company nor any Guarantor shall make, directly or indirectly, (x) any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under Article 8) or (y) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if (i) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any amount of any Designated Senior Indebtedness (a "Payment Default") or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (a "Non-Payment Default") that permits holders of, or the trustee or agent on behalf of the holders of, the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the trustee or agent on behalf of holders of any Designated Senior Indebtedness. Payments on the Notes may and shall be resumed (a) in the case of a Payment Default, upon the date on which such default is cured or waived and (b) in case of a Non-Payment Default, the earlier of the date on which such Non-Payment Default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless a Payment Default has occurred and is continuing, including as a result of the acceleration of the maturity of any Designated Senior Indebtedness. After a Payment Blockage Notice is given for a Non-Payment Default, no new period of payment blockage for a Non-Payment Default may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of delivery of any Payment Blockage Notice which, in either case, would give rise to a default pursuant to any provision under which a default previously existed or was continuing shall constitute a new default for this purpose). Each Holder by its acceptance of a
Note irrevocably agrees that if any payment or payments shall be made pursuant to this Indenture by the Company or a Guarantor and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of this Indenture, the payment of such excess amount shall be deemed null and void, and the Holder agrees that it will be obligated to return the amount of the excess payment to the Trustee, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

        Section 10.04. Payment Permitted if No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 10.02 or under the conditions described in Section 10.03, from making payments at any time of principal of (and premium, if any) or interest on the Notes.

        Section 10.05. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the prior payment in full in cash of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        Section 10.06. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

        Section 10.07. Trustee to Effectuate Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If upon any dissolution, winding up or reorganization of the Company, whether in bankruptcy, insolvency, receivership proceedings or otherwise, the Trustee does not file a claim in such proceedings prior to 30 days before the expiration of the time to file such claim, the holders of Senior Indebtedness or an agent on behalf of such holders may file such a claim on behalf of the Holders.

        Section 10.08. No Waiver of Subordination Provisions. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        (b) Without in any way limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company or any other Person.

        Section 10.09. Notice to Trustee. (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section 10.09 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

        (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10 and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

        Section 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

        Section 10.12. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 10.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        Section 10.13. No Suspension of Remedies. Nothing contained in this Article shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law.

        Section 10.14. Trustee not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Holders or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article 10 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                   ARTICLE 11.
                                 NOTE GUARANTEES

        Section 11.01. Guarantee. Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the

Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

        Section 11.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

        Section 11.03. Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

        Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

        In the event that the Company creates or acquires any new Wholly Owned Subsidiaries subsequent to the Issue Date or in case any existing or future majority-owned Subsidiary shall, after the Issue Date, guarantee any Indebtedness of the Company or any Guarantor, in each case if required by
Section 4.10 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with
Section 4.10 hereof and this Article 11, to the extent applicable.

        Section 11.04. Guarantors May Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 11.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

                (a) subject to Section 11.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein; and

                (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        Section 11.05. Releases of Note Guarantees. (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

        Section 11.06. Subordination of Note Guarantees. Each Guarantor covenants and agrees, and each Holder by its acceptance thereof, likewise covenants and agrees, that each Note Guarantee will be an unsecured senior subordinated obligation of the Guarantor issuing such Note Guarantee, subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor, and ranking equal in right of payment with all other existing and future senior subordinated indebtedness of such Guarantor and senior to all future and existing subordinated indebtedness of such Guarantors, in each case as more fully described in Article 10 of this Indenture.

                                   ARTICLE 12.
                                   CONVERSION

        Section 12.01. Conversion Privilege. At any time after 90 days following the date of original issuance of the Notes and prior to the close of business on the Business Day immediately preceding March 15, 2009, a Holder of a Note may convert such Note into Common Stock (the shares of Common Stock issuable upon such conversion, the "Conversion Shares"), at the Conversion Price then in effect, together with those rights, warrants or options specified in the first sentence of Section 12.06(f) hereof, to the extent applicable; provided that, if such Note is called for redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day before the redemption date for such Note (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such default is cured and such Note is redeemed). The number of shares of Common Stock issuable upon conversion of a Note shall be determined by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect on the conversion date. The initial Conversion Price is set forth in paragraph 9 of the Notes and is subject to adjustment as provided in this Article 12.

        A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

        A Note in respect of which a Holder has delivered a notice of election to purchase Notes pursuant to Section 4.08 exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such notice is withdrawn by a written notice of withdrawal delivered to the Company or the Trustee not later than the third Business Day preceding the Offer Payment Date in accordance with Section 4.08.

        A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes into Common Stock and, upon such conversion, only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 12.

        Section 12.02. Conversion Procedure. To convert a Note, a Holder must
(i) complete and manually sign the Conversion Notice and deliver it to the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents to the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section
12.04 and (v) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. The date on which the Holder satisfies all of the foregoing requirements is the conversion date. As soon as practicable after the conversion date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 12.05.

        The person in whose name the certificate is registered shall be deemed to be a stockholder of record on the conversion date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such person shall no longer be a Holder of such Note.

        No payment or adjustment will be made for accrued interest on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note, but if any Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest payable on such interest payment date shall be paid to the Holder of such Note on such record date. In such event, such Note, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest payable on such interest payment date on the portion so converted. If such payment does not accompany such Note, the Note shall not be converted; provided, however, that no such check shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

        If a Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Notes converted.

        Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

        Section 12.03. Adjustments Below Par Value. Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Notes would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

        Section 12.04. Taxes on Conversion. If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

        Section 12.05. Company To Provide Stock. The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes for shares of Common Stock. The shares of Common Stock or other securities issued upon conversion of the Notes shall bear any legend required in accordance with
Section 2.6(f).

        No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment thereof in cash at the current market value thereof. For these purposes, the current market value of a share of Common Stock shall be the Closing Price on the first Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

        The Company covenants that all shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

        Section 12.06. Adjustment of Conversion Price. The conversion price (the "Conversion Price") shall be that price set forth in paragraph 9 of the form of Note attached hereto as Exhibit A and shall be adjusted from time to time by the Company as follows:

                (a) In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock to holders of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares,
        (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) reclassify its outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which it would have owned or have been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification.

                (b) In case the Company shall issue to all or substantially all holders of its Common Stock, rights, warrants or options entitling such holders (for a period commencing no earlier than the record date described below and expiring not more than 45 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current market price per share of Common Stock (as determined in accordance with subsection (e) below) at the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

                (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its Indebtedness, cash, other securities or other assets, (excluding (i) rights, options and warrants referred to in subsection (b) above or (f) below; (ii) those dividends, distributions, subdivisions and combinations referred to in subsection (a) above; and (iii) dividends and distributions paid in cash in an aggregate amount that, combined together with (A) all other such cash distributions made within the preceding 12 months in respect of which no adjustment has been made under this Section 12.06 and (B) the fair market value of consideration payable in respect of any repurchases (including by way of tender offers) by the Company or any of its Subsidiaries, of Common Stock concluded within the preceding 12 months, in each case in respect of which no adjustment has been made under this Section 12.06, does not exceed 10% of Market Capitalization as of the record date for such distribution), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or purchase by a fraction, the numerator of which shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or evidences of indebtedness, securities or assets so distributed, in each case as applicable to one share of Common Stock, and the denominator of which shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                (d) In case the Company or any of its Subsidiaries shall repurchase (including by way of tender offer) shares of Common Stock, and the fair market value of the sum of (i) the aggregate consideration paid for such Common Stock, (ii) the aggregate fair market value of cash dividends and distributions of the type described in clause (iii) of the preceding paragraph (c) paid within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 12.06 previously has been made, and
        (iii) the aggregate fair market value of any amounts previously paid for the repurchase of Common Stock of a type described in this paragraph (d) within the twelve (12) months preceding the date of purchase of such shares of Common Stock in respect of which no adjustment pursuant to this Section 12.06 previously has been made, exceeds 10% of Market Capitalization on the date of, and after giving effect to, such repurchase, then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution or purchase by a fraction, the numerator of which shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on the date of such repurchase, less the quotient obtained by dividing the Aggregate Market Premium involved in such repurchase (as defined hereinafter) by the difference between the number of shares of Common Stock outstanding before such repurchase and the number of shares of Common Stock the subject of such repurchase, and the denominator of which shall be the current market price per share (as defined in subsection (e) below) of the Common Stock on the date of such repurchase. Such adjustment shall become effective immediately after the date of such repurchase. For purposes of this subsection (d), the "Aggregate Market Premium" is the excess, if any, of the aggregate repurchase price paid for all such Common Stock over the aggregate current market value per share (as defined in subsection (e) below) of all such repurchased stock, determined with respect to each share involved in each such repurchase as of the date of repurchase with respect to such share.

                (e) For the purpose of any computation under subsections (b),
        (c) and (d) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation. The Closing Price for each day shall be (i) the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed, if the Common Stock is listed or admitted for trading on any national securities exchange, (ii) the last reported sale price of Common Stock on the New York Stock Exchange, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (iii) if not quoted as described in clause
        (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the Closing Price shall be determined in the manner set forth in clause
        (iii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (ii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the Closing Price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on the New York Stock Exchange or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system.

                (f) If the Company implements a Stockholder Rights Plan (as defined below) after the Issue Date, the Company agrees that such Stockholder Rights Plan will provide that upon any conversion of the Notes by any Holder prior to a Trigger Event (as defined below), the Holders shall receive the rights, warrants or options issued under such plan. Rights, warrants or options distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, warrants or options, until the occurrence of a specified event or events (a "Trigger Event"):

                        (i) are deemed to be transferred with such shares of
                Common Stock,

                        (ii) are not exercisable, and

                        (iii) are also issued in respect of future issuances of
                Common Stock,

(a "Stockholder Rights Plan") shall not be deemed distributed for purposes of this Section 12.06 and no adjustment to the Conversion Price shall be required to be made until the occurrence of the earliest Trigger Event. In addition, in the event of any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under this Section 12.06, (A) in the case of any such rights, warrants or options which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(B) in the case of any such rights, warrants or options all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

        In any case in which this Section 12.06 shall require that an adjustment be made immediately following a record date established for purposes of Section 12.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 12.10) issuing to the holder of any Note converted after such record date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

        Section 12.07. No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 12.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

        No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

        No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

        To the extent that the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

        Section 12.08. Equivalent Adjustments. In the event that, as a result of an adjustment made pursuant to Section 12.06 above, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 12.

        Section 12.09. Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 12.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

        Section 12.10. Notice of Adjustment. Whenever the Conversion Price is adjusted, or Noteholders become entitled to other securities or due bills, the Company shall promptly mail to Noteholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

        Section 12.11. Notice of Certain Transactions. In case:

                (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                (b) the Company shall authorize the granting to all or substantially the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

                (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value);

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at its address appearing on the list provided for in Section 2.05, as promptly as possible, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution or reclassification.

        Section 12.12. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Article 12. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section
12.12 shall similarly apply to successive consolidations, mergers, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its

Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Notes may be made pursuant to Section 12.06 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 12.12.

        In the event the Company shall execute a supplemental indenture pursuant to this Section 12.12, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

        Section 12.13. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.10. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 12. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section
12.13 as the Trustee.

        The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.12.

        Section 12.14. Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock.

                                   ARTICLE 13.
                           SATISFACTION AND DISCHARGE

        Section 13.01. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

        (a) either:

                (i) all Notes issued under the Indenture and theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment funds have been deposited in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                (ii) all Notes issued under the Indenture and not theretofore delivered to the Trustee for cancellation;

                        (A) have become due and payable or

                        (B) will become due and payable at their Stated Maturity
                or pursuant to an optional redemption within one year, and either the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness in respect of the Notes, for principal of, premium and interest to the date of redemption or Stated Maturity, as the case may be;

                (b) the Company or any Guarantor has paid all other sums payable by the Company and any Guarantor under the Indenture; and

                (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent to the satisfaction and discharge of the Indenture, as specified therein, have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound.

                (d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

        Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (ii)(B) of clause (a) of this Section, the provisions of Section 11.02 and Section 8.06 shall survive.

        Section 13.02. Application of Trust Money. Subject to the provisions of
Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 13.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 14.
                                  MISCELLANEOUS

        Section 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

        Section 14.02. Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:


        If to the Company and/or any Guarantor:

                Fleming Companies, Inc.
                1945 Lakepointe Drive
                Lewisville, Texas 75029
                Telecopier No.:  (972) 906-1555
                Attention:  Chief Financial Officer

        With a copy to:

                Latham & Watkins
                505 Montgomery Street
                San Francisco, California 94111
                Telecopier No.:  (415) 395-8095
                Attention:  Tracy Edmonson

                If to the Trustee:

                Bank One, N.A.
                100 East Broad Street, 8th Floor
                Mail Code OH1-0181
                Columbus, OH 43215
                Fax (614) 248-5195
                Attention: Corporate Trust Services

        The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        Section 14.03. Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

        Section 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        Section 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        Section 14.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        Section 14.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 14.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 14.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in
Section 11.05.

        Section 14.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 14.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        Section 14.13. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of March 15, 2001



                             FLEMING COMPANIES, INC.


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title: Senior Vice President,
                                       General Counsel and Secretary


                             ABCO FOOD GROUP, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name: Louis F. Moore
                                Title:  Secretary


                             ABCO MARKETS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             ABCO REALTY CORP.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             AG, L.L.C., as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             AMERICAN LOGISTICS GROUP, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary

                             BAKER'S FOOD GROUP, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name: Louis F. Moore
                                Title:  Secretary


                             DUNIGAN FUELS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             FAVAR CONCEPTS, LTD.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             FLEMING FOODS MANAGEMENT CO., L.L.C.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             FLEMING FOODS OF TEXAS, L.P.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             FLEMING INTERNATIONAL LTD.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary

                             FLEMING SUPERMARKETS OF FLORIDA, INC.


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             FLEMING TRANSPORTATION SERVICE, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             FLEMING WHOLESALE, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             FUELSERV, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             GATEWAY INSURANCE AGENCY, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             LAS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             PIGGLY WIGGLY COMPANY,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary

                             PROGRESSIVE REALTY, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             RAINBOW FOOD GROUP, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name: Louis F. Moore
                                Title:  Secretary


                             RETAIL INVESTMENTS, INC.,
                               as Guarantor


                             By:  /s/ Louis F. Moore
                                -----------------------------------------------
                                Name: Louis F. Moore
                                Title:  Secretary


                             RETAIL SUPERMARKETS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             RFS MARKETING SERVICES, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             RICHMAR FOODS, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary

                             SCRIVNER TRANSPORTATION, INC.,
                               as Guarantor


                             By:  /s/ Carlos M. Hernandez
                                -----------------------------------------------
                                Name: Carlos M. Hernandez
                                Title:  Secretary


                             BANK ONE, N.A.,
                               as Trustee


                             By:   /s/ David B. Knox
                                -----------------------------------------------
                                Name: David B. Knox
                                Title:   Authorized Signer

                                                                      EXHIBIT A


                                 [Face of Note]
================================================================================


                                                         CUSIP/CINS ____________

              5.25% Convertible Senior Subordinated Notes due 2009

No. ___                                                            $____________


                             FLEMING COMPANIES, INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ________________________________ Dollars on March 15, 2009.

Interest Payment Dates: March 15 and September 15

Record Dates:  March 1 and September 1

Conversion: This Note is convertible at such times and as specified on the other side of this Note.

Dated: March 15, 2001


                                          FLEMING COMPANIES, INC.

                                          By:___________________________________
                                             Name:
                                             Title:

This is one of the Notes referred to in the within-mentioned Indenture:

BANK ONE, N.A.,

  as Trustee

By:___________________________________
   Authorized Signatory


================================================================================

                                 [Back of Note]

              5.25% Convertible Senior Subordinated Notes due 2009

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        1. INTEREST. Fleming Companies, Inc., an Oklahoma corporation (the "Company"), promises to pay interest on the principal amount of this Note at 5.25% per annum from March 15, 2001 until maturity. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be September 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

        3. PAYING AGENT, REGISTRAR, AND CONVERSION AGENT. Initially, Bank One, N.A., the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 15, 2001 ("Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are obligations of the Company limited to $130 million in aggregate principal amount plus an additional principal amount not exceeding $20 million in the aggregate as may be issued upon the exercise by the Initial Purchasers, in whole or in part, of the Purchase Option.

        5. OPTIONAL REDEMPTION. At any time on or after March 22, 2004, we may redeem the Notes in whole, or from time to time, in part, at our option on at least 30 days' notice if the trading price of our common stock for 20 trading days in a period of 30 consecutive trading days ending on the day prior to the mailing of notice of redemption exceeds 120% of the prevailing conversion price of the Notes. The redemption price, expressed as a percentage of the principal amount, will be as follows:


         REDEMPTION PERIOD                                                                         REDEMPTION PRICE
         -----------------                                                                         ----------------
         March 22, 2004 through March 14, 2005............................................            103.0%
         March 15, 2005 through March 14, 2006............................................            102.0%
         March 15, 2006 through March 14, 2007............................................            101.0%

and 100% of the principal amount on and after March 15, 2007.

        6. MANDATORY REDEMPTION. Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

        7. REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

        8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        9. CONVERSION. At any time after 90 days following the latest date of original issuance of the Notes and prior to the close of business on the business day immediately preceding March 15, 2009, a Holder of a Note may convert such Note into shares of Common Stock of the Company; provided, however, that if the Note is called for redemption, the conversion right will terminate at the close of business on the Business Day before the redemption date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such
Note is redeemed). The initial conversion price is $30.27 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). The number of shares issuable upon conversion of a Note is determined by dividing the principal amount converted by the Conversion Price in effect on the conversion date. Upon conversion, no adjustment for interest or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last trading day prior to the date of conversion.

        To convert a Note, a Holder must (a) complete and sign the conversion notice set forth as Exhibit G to the Indenture and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the Note must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of the Note or portion thereof then converted; provided, however, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

        A Note in respect of which a Holder had delivered a notice exercising the option of such Holder to require the Company to repurchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture.

        10. SUBORDINATION. The indebtedness evidenced by the Notes and the Note Guarantees is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and the Guarantors, respectively, as defined in the Indenture. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect.

        In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

        11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

        12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

        14. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

        15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

        19. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 15, 2001, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

        20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029

Attention:  Investor Relations

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to: _________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:  _______________

                                       Your Signature:__________________________
                                                     (Sign exactly as your name
                                                     appears on the face of this
                                                     Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

                                [ ] Section 4.08

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                                       Your Signature:__________________________
                                                      (Sign exactly as your name
                                                      appears on the face of
                                                      this Note)

                                       Tax Identification No.:__________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                          Principal Amount of this
                        Amount of decrease in     Amount of increase in     Global Note following     Signature of authorized
                          Principal Amount           Principal Amount           such decrease          officer of Trustee or
Date of Exchange        of this Global Note       of this Global Note          (or increase)             Note Custodian
----------------        ---------------------     ---------------------   -------------------------   -----------------------





                                                                      EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029

[Registrar address block]

        Re: 5.25% Convertible Senior Subordinated Notes due 2008

        Reference is hereby made to the Indenture, dated as of March 15, 2001 (the "Indenture"), among Fleming Companies, Inc., an Oklahoma corporation, as issuer (the "Company"), the Guarantors party thereto and Bank One, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

        1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United

States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and
        (2) if such Transfer is in respect of a
        principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        [Insert Name of Transferor]

                                        By:____________________________________
                                           Name:
                                           Title:

Dated:  _______________________

                       ANNEX A TO CERTIFICATE OF TRANSFER


        1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                (a) [ ] a beneficial interest in the:

                        (i) [ ] 144A Global Note (CUSIP _________), or

                        (ii) [ ] Regulation S Global Note (CUSIP _________), or

                        (iii) [ ] IAI Global Note (CUSIP _________); or

                (b) [ ] a Restricted Definitive Note.

        2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                (a) [ ] a beneficial interest in the:

                (i) [ ] 144A Global Note (CUSIP _________), or

                (ii) [ ] Regulation S Global Note (CUSIP _________), or

                (iii) [ ] IAI Global Note (CUSIP _________); or

                (iv) [ ] Unrestricted Global Note (CUSIP _________); or

                (b) [ ] a Restricted Definitive Note; or

                (c) [ ] an Unrestricted Definitive Note,

                in accordance with the terms of the Indenture.

                                                                      EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE

Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029

[Registrar address block]


        Re: 5.25% Convertible Senior Subordinated Notes due 2009

                              (CUSIP ____________)


        Reference is hereby made to the Indenture, dated as of March 15, 2001 (the "Indenture"), among Fleming Companies, Inc., an Oklahoma corporation, as issuer (the "Company"), the Guarantors party thereto and Bank One, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
        (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
        (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                        ---------------------------------------
                                              [Insert Name of Transferor]

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

Dated:
      --------------------------

                                                                      EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Fleming Companies, Inc.
1945 Lakepointe Drive
Lewisville, Texas 75029

[Registrar address block]

        Re: 5.25% Convertible Senior Subordinated Notes due 2009

        Reference is hereby made to the Indenture, dated as of March 15, 2001 (the "Indenture"), among Fleming Companies, Inc., an Oklahoma corporation, as issuer (the "Company"), the Guarantors party thereto and Bank One, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $____________ aggregate principal amount of:

                (a) [ ] a beneficial interest in a Global Note, or

                (b) [ ] a Definitive Note,

        we confirm that:

        1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

        2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the

Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ---------------------------------------
                                          [Insert Name of Accredited Investor]



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

Dated:
      --------------------------

                                                                      EXHIBIT E


                          FORM OF NOTATION OF GUARANTEE

        For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 15, 2001 (the "Indenture") among Fleming Companies, Inc., an Oklahoma corporation (the "Company"), the Guarantors listed on the signature pages thereto and Bank One, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.


                                        [NAME OF GUARANTOR(S)]

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                      EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS


        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of _______________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Fleming Companies, Inc. (or its permitted successor), an Oklahoma corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Bank One, N.A., as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 15, 2001 providing for the issuance of an aggregate principal amount of up to $150,000,000 of 5.25% Convertible Senior Subordinated Notes due 2009 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                        (i) the principal of and interest on the Notes will be
                promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                        (ii) in case of any extension of time of payment or
                renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                (c) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
        Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

                (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

        3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

        (a) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                (i) subject to Sections 11.04 and 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

        (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        (c) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        5. RELEASES.

        (a) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation, liquidation, dissolution or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation, liquidation, dissolution or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        (b) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

        6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____



                                        [GUARANTEEING SUBSIDIARY]

                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        FLEMING COMPANIES, INC.


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        [Existing Guarantors]


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:


                                        BANK ONE, N.A.,
                                        as Trustee


                                        By:
                                           ------------------------------------
                                           Authorized Signatory

                                                                      EXHIBIT G


                                CONVERSION NOTICE

To Fleming Companies, Inc.:

        The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Common Stock of Fleming Companies, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

        Any holder of Notes, upon exercise of its conversion rights in accordance with the terms of the Indenture and the Note, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Notes.


[ ]  Convert whole                               [ ] Convert in part


                                                 Amount of Note to be converted
                                                 ($1,000 or integral multiples
                                                 thereof):

                                                 $
                                                  -----------------------------
                                                  Signature (sign exactly as
                                                  name appears on the other side
                                                  of this Note)


                                                 ------------------------------
                                                 Signature Guarantee:(1)


---------------

(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.



                                    Sch. I-1

        If you want the stock certificate made out in another person's name, complete the following for such person:



-----------------------------------------------------
Name


-----------------------------------------------------
Social Security or Taxpayer Identification Number


-----------------------------------------------------
Street Address


-----------------------------------------------------
City, State and Zip Code



                                    Sch. I-2